EXHIBIT 99.1


              Bandag, Incorporated Press Release dated May 21, 2002


BANDAG, INCORPORATED o 2905 N. HWY.61 o MUSCATINE,IOWA 52761-5886 o 563/262-1400
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                                          Leading the retread industry worldwide

  N E W S

FOR IMMEDIATE RELEASE                   CONTACT:  Warren W. Heidbreder
May 21, 2002                              Phone:  (563) 262-1260
                                       Web Site:  www.bandag.com


               SETTLEMENT REACHED IN BANDAG - MICHELIN LITIGATION


         Michelin North America, Inc., Michelin Retread Technologies, Inc., and Bandag, Incorporated, announced today that they have reached a settlement in their ongoing litigation. As a result of the agreement all parties have been dismissed from the litigation. Michelin and Bandag have agreed to dismiss all financial claims against all parties. This agreement brings to a close the trial in the United States District Court in Des Moines, Iowa, that began May 13, 2002.

         Bandag, Incorporated manufactures retreading materials and equipment for its worldwide network of over 1,100 franchised dealers that produce and market retread tires and provide tire management services. Bandag's traditional business serves end-users through a wide variety of products offered by dealers, ranging from tire retreading and repairing to tire management systems outsourcing for commercial truck fleets. Tire Distribution Systems, Inc. (TDS), a wholly-owned subsidiary, sells and services new and retread tires.



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